Exhibit 99.1

Applied Nanotech Holdings, Inc. (OTCQB: APNT) announces filing of preliminary proxy for proposed combination with Nanofilm, Ltd.

Austin, Texas and Valley View, Ohio – June 2, 2014 - Applied Nanotech Holdings, Inc. (OTCQB:APNT) (Applied Nanotech), a global leader in nanotechnology research and development, and NanoHolding Inc., the parent company of Nanofilm, Ltd. (Nanofilm), a private company with a leading market position for specialty optical coatings, cleaners and nano-composite products, today jointly announced that Applied Nanotech filed on Friday, May 30, preliminary proxy material with the Securities and Exchange Commission to effect the combination of their operations under a new publicly traded company called PEN Inc. The primary purpose of the proxy material, when final and sent to all Applied Nanotech shareholders, is to solicit the affirmative vote to approve the combination. The exact timing of the mailing of the final proxy material is dependent upon SEC review. Once the proxy material is mailed, it is expected that the shareholder meeting to approve the combination will occur within 45 days.

The preliminary proxy statement describing the proposals is available on the Company's website at www.appliednanotech.net and is also available on the SEC's website at www.sec.gov.

About APNT (OTCQB: APNT)

Applied Nanotech Holdings, Inc. (APNT) is an Austin, Texas-based global leader in nanotechnology research and development and has ongoing research programs and license agreements with product innovators around the world. For information about Applied Nanotech Holdings, Inc., please visit www.appliednanotech.net.

About Nanofilm, Ltd.

Nanofilm, Ltd. is a Valley View, Ohio private company that develops nano-layer coatings, nano-based cleaners, and nano-composite products. Nanofilm’s primary commercial products center around its unique eyecare glass cleaning and de-fogging products; other products include precision mold release treatments, stay-clean surface treatments for ceramic insulators, and scuff-resistant treatments for commercial dinnerware. For information about Nanofilm, please visit www.nanofilmtechnology.com.

DISCLOSURE NOTICE: The information contained in this release is as of June 2, 2014. APNT and Nanofilm assume no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

This release contains forward-looking information that involves substantial risks and uncertainties about the proposed merger of APNT and Nanofilm and their expectations regarding completion of the merger and their ability to expand, develop and enhance new products. Such risks and uncertainties include, among other things, the uncertainty regarding the completion of bridge financing, conversion of certain APNT debt into equity, approval by the respective shareholders of APNT and NanoHolding Inc., and market acceptance of products using their technologies.

A further description of risks and uncertainties regarding APNT’s business can be found in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and in its reports on Form 10-Q and Form 8-K.

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ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the merger of APNT and Nanofilm discussed in this press release, APNT has filed a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). SECURITY HOLDERS OF APNT ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting our [Investor Relations Department], 3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758 (Telephone: (512) 339-5020). In addition, documents we filed with the SEC are available free of charge at the SEC’s web site at http://www.sec.gov and at our website www.appliednanotech.net under “Investor Information - SEC Filings.”

APNT and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger of APNT and Nanofilm. Information regarding our directors and executive officers is available in our Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on February 25, 2014, and the proxy statement and other relevant materials to be filed with the SEC in connection with these matters. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Contact Information:

Lynn Lilly

Director of Communication

Nanofilm, Ltd.

llilly@nanofilmtechnology.com

(216) 447 – 1199 ext. 119

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